Exhibit 99.1
Contacts: Paul Arling (UEI) 714.918.9500
Becky Herrick (IR Agency) 415.433.3777

UNIVERSAL ELECTRONICS REPORTS FOURTH QUARTER AND YEAR-END 2012 FINANCIAL RESULTS

SANTA ANA, CA – February 21, 2013 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and twelve months ended December 31, 2012.

“Our fourth quarter results reflect our solid performance and were within our expectations,” stated Paul Arling, UEI's Chairman and CEO. “In 2012, we demonstrated the many applications for our technology and gained traction in the growing regions of the world and in new product categories, such as smart devices and game consoles. For example, we recently announced that LG joined other leading smart device companies in selecting UEI technology to power their innovative new products, further establishing our embedded app technology in these exciting new growth markets. Smart devices represent a large and growing market for us as the introduction and adoption of smart TVs, tablets and smartphones continues to increase.

“The 2013 International Consumer Electronics Show in Las Vegas in January was another successful event for UEI as we further established ourselves as the leader in innovative solutions for home entertainment control. We unveiled a variety of products and technologies that provide a more intuitive and automated control interface for consumers. Our ability to anticipate the changing trends in home entertainment enables us to provide the products and technologies that address our customers' and consumers' evolving needs. We believe this strategy will continue to serve us well in the months and years ahead.”
Financial Results for the Three Months Ended December 31: 2012 Compared to 2011

•	Net sales were $117.8 million, compared to $117.6 million.

•	Business Category revenue was $102.8 million, compared to $103.7 million. The Business Category contributed 87.3% of total net sales, compared to 88.2%.

•	Consumer Category revenue was $15.0 million, compared to $13.9 million. The Consumer Category contributed 12.7% of total net sales, compared to 11.8%.

•	Adjusted pro forma gross margins were 30.5%, compared to 28.6%.

•	Adjusted pro forma operating expenses were $27.1 million, compared to $26.2 million.

•	Adjusted pro forma operating income was $8.9 million, compared to $7.4 million.

•	Adjusted pro forma net income was $6.3 million, or $0.42 per diluted share, compared to $5.9 million, or $0.40 per diluted share.

•	At December 31, 2012, cash and cash equivalents was $44.6 million.
Financial Results for the Twelve Months Ended December 31: 2012 Compared to 2011

•	Net sales were $463.1 million, compared to $468.6 million.

•	Adjusted pro forma gross margins were 29.1%, compared to 28.0%.

•	Adjusted pro forma operating expenses were $102.9 million, compared to $100.2 million.

•	Adjusted pro forma operating income was $31.6 million, compared to $31.0 million.

•	Adjusted pro forma net income was $23.4 million, or $1.55 per diluted share, compared to $23.6 million, or $1.55 per diluted share.
Financial Outlook
Bryan Hackworth, UEI's CFO, stated: “For many years, we have been at the forefront of advancements in control technologies and solutions, which are now evolving to include Smart Devices. We are very pleased with our early successes embedding UEI technology inside gaming consoles, smartphones, tablets and smart TVs. Initial customer reaction and feedback has been quite positive. We are confident that we will deliver solid growth in 2013 and that our investment in these areas carries significant additional growth potential. Longer term, we believe the profile of our business is one with approximately 5% to 10% average annual revenue growth and average earnings growth of between 10% and 15%. Because it is difficult to accurately predict the commencement, timing of launch and magnitude of orders for specific new products across future quarters or within the current fiscal year, we have decided that, going forward, we will only provide detailed guidance for the upcoming quarter.”

For the first quarter of 2013, the company expects net sales to range between $106.0 million and $112.0 million, compared to $103.7 million in the first quarter of 2012. Adjusted pro forma earnings per diluted share for the first quarter of 2013 are expected to range from $0.20 to $0.26, compared to adjusted pro forma earnings per diluted share of $0.19 in the first quarter of 2012.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, February 21, 2013 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its fourth quarter and year-end 2012 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-655-6895 and for international calls dial 706-758-0299 approximately 10 minutes prior to the start of the conference. The conference ID is 93200814. The conference call will also be broadcast live over the Internet and available for replay for one year at www.uei.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 855-859-2056 and internationally, 404-537-3406. Enter access code 93200814.
Use of Non-GAAP Financial Metrics
Non-GAAP gross margins, Non-GAAP operating expenses, and Non-GAAP net income and earnings per share are supplemental measures of the company's performance that are not required by, and are not presented in accordance with GAAP. The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Non-GAAP gross profit is defined as gross profit excluding charges related to the write-up of inventory and depreciation related to acquisitions. Non-GAAP operating expenses are defined as operating expenses excluding acquisition costs, amortization of intangibles, other employee related restructuring costs, as well as costs associated with moving our corporate headquarters from Cypress, CA to Santa Ana, CA. Non-GAAP net income is net income from operations excluding the aforementioned items and the related tax effects as well as the write down of certain deferred tax assets resulting from tax law changes. A reconciliation of non-GAAP financial results to GAAP results is included at the end of this press release.
About Universal Electronics Inc.
Founded in 1986, Universal Electronics Inc. (UEI) is the global leader in wireless control technology for the connected home. UEI designs, develops, and delivers innovative solutions that enable consumers to control entertainment devices, digital media, and home systems. The company’s broad portfolio of patented technologies and database of infrared control software have been adopted by many Fortune 500 companies in the consumer electronics, subscription broadcast, and computing industries. UEI sells and licenses wireless control products through distributors and retailers under the One For All® brand name. For additional information, please visit our website at www.uei.com.

Safe Harbor Statement
This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the benefits anticipated by the Company due to continued innovation of products and technologies, such as solutions to address mode confusion, that eliminate remote control setup, and that transform smart devices (such as smartphones and tablets) and gaming consoles into universal remote controls; the Company's ability to gain market share through the consolidation of our industry and by adding new customers and retaining current customers; the Company's app technologies being embedded in smart devices and game consoles as anticipated by management; the demand for smart devices and game consoles to grow as anticipated by management; the continued global general economic conditions; the benefits the Company expects via the growth of new markets in certain geographic areas including Latin America, Asia-Pacific region, and Eastern Europe; and other factors described in the Company's filings with the U.S. Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$44,593	$29,372
Accounts receivable, net	91,048	82,184
Inventories, net	84,381	90,904
Prepaid expenses and other current assets	3,661	3,045
Income tax receivable	270	—
Deferred income taxes	5,210	6,558
Total current assets	229,163	212,063
Property, plant, and equipment, net	77,706	80,449
Goodwill	30,890	30,820
Intangible assets, net	29,835	32,814
Other assets	5,361	5,350
Deferred income taxes	6,369	7,992
Total assets	$379,324	$369,488
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$59,831	$55,430
Line of credit	—	2,000
Notes payable	—	14,400
Accrued sales discounts, rebates and royalties	8,093	6,544
Accrued income taxes	3,668	5,707
Accrued compensation	33,398	29,204
Deferred income taxes	41	50
Other accrued expenses	10,644	13,967
Total current liabilities	115,675	127,302
Long-term liabilities:
Deferred income taxes	10,687	11,056
Income tax payable	525	1,136
Other long-term liabilities	1,787	5
Total liabilities	128,674	139,499
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 21,491,398 and 21,142,915 shares issued on December 31, 2012 and 2011, respectively	215	211
Paid-in capital	180,607	173,701
Accumulated other comprehensive income (loss)	1,052	938
Retained earnings	170,569	154,016
	352,443	328,866
Less cost of common stock in treasury, 6,516,382 and 6,353,035 shares on December 31, 2012 and 2011, respectively	(101,793)	(98,877)
Total stockholders’ equity	250,650	229,989
Total liabilities and stockholders’ equity	$379,324	$369,488

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net sales	$117,783	$117,645	$463,090	$468,630
Cost of sales	82,081	84,285	329,653	338,569
Gross profit	35,702	33,360	133,437	130,061
Research and development expenses	3,744	2,992	14,152	12,267
Selling, general and administrative expenses	24,068	24,102	93,083	91,218
Operating income	7,890	6,266	26,202	26,576
Interest expense, net	(39)	(60)	(151)	(270)
Other expense, net	(898)	(304)	(1,413)	(1,075)
Income before provision for income taxes	6,953	5,902	24,638	25,231
Provision for income taxes	4,035	988	8,085	5,285
Net income	$2,918	$4,914	$16,553	$19,946
Earnings per share:
Basic	$0.19	$0.33	$1.11	$1.34
Diluted	$0.19	$0.33	$1.10	$1.31
Shares used in computing earnings per share:
Basic	15,016	14,763	14,952	14,912
Diluted	15,180	14,919	15,110	15,213

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2012	2011
Cash provided by operating activities:
Net income	$16,553	$19,946
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,613	17,335
Provision for doubtful accounts	73	277
Provision for inventory write-downs	2,994	5,625
Deferred income taxes	2,536	(1,043)
Tax benefit from exercise of stock options and vested restricted stock	(83)	280
Excess tax benefit from stock-based compensation	(111)	(439)
Shares issued for employee benefit plan	749	729
Stock-based compensation	4,575	4,511
Changes in operating assets and liabilities:
Accounts receivable	(8,998)	3,142
Inventories	2,987	(30,597)
Prepaid expenses and other assets	(588)	(345)
Accounts payable and accrued expenses	8,186	(4,319)
Accrued income and other taxes	(2,943)	(302)
Net cash provided by operating activities	43,543	14,800
Cash used for investing activities:
Acquisition of property, plant, and equipment	(10,463)	(13,630)
Acquisition of intangible assets	(1,140)	(1,064)
Net cash used for investing activities	(11,603)	(14,694)
Cash used for financing activities:
Issuance of debt	30,800	4,200
Payment of debt	(47,200)	(22,800)
Debt issuance costs	(42)	—
Proceeds from stock options exercised	2,204	1,677
Treasury stock purchased	(3,451)	(9,785)
Excess tax benefit from stock-based compensation	111	439
Net cash used for financing activities	(17,578)	(26,269)
Effect of exchange rate changes on cash	859	1,286
Net increase (decrease) in cash and cash equivalents	15,221	(24,877)
Cash and cash equivalents at beginning of year	29,372	54,249
Cash and cash equivalents at end of year	$44,593	$29,372

Supplemental Cash Flow Information:
Income taxes paid	$10,445	$8,097
Interest payments	$304	$438

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED PRO FORMA FINANCIAL RESULTS
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2012			Three Months Ended December 31, 2011
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$117,783	$—	$117,783	$117,645	$—	$117,645
Cost of sales (1)	82,081	(277)	81,804	84,285	(277)	84,008
Gross profit	35,702	277	35,979	33,360	277	33,637
Research and development expenses	3,744	—	3,744	2,992	—	2,992
Selling, general and administrative expenses (2)	24,068	(743)	23,325	24,102	(890)	23,212
Operating income	7,890	1,020	8,910	6,266	1,167	7,433
Interest expense, net	(39)	—	(39)	(60)	—	(60)
Other expense, net	(898)	—	(898)	(304)	—	(304)
Income before provision for income taxes	6,953	1,020	7,973	5,902	1,167	7,069
Provision for income taxes (4)	4,035	(2,388)	1,647	988	179	1,167
Net income	$2,918	$3,408	$6,326	$4,914	$988	$5,902
Earnings per share diluted	$0.19	$0.22	$0.42	$0.33	$0.07	$0.40

	Twelve Months Ended December 31, 2012			Twelve Months Ended December 31, 2011
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$463,090	$—	$463,090	$468,630	$—	$468,630
Cost of sales (1)	329,653	(1,108)	328,545	338,569	(1,108)	337,461
Gross profit	133,437	1,108	134,545	130,061	1,108	131,169
Research and development expenses	14,152	—	14,152	12,267	—	12,267
Selling, general and administrative expenses (3)	93,083	(4,316)	88,767	91,218	(3,292)	87,926
Operating income	26,202	5,424	31,626	26,576	4,400	30,976
Interest expense, net	(151)	—	(151)	(270)	—	(270)
Other expense, net	(1,413)	—	(1,413)	(1,075)	—	(1,075)
Income before provision for income taxes	24,638	5,424	30,062	25,231	4,400	29,631
Provision for income taxes (4)	8,085	(1,454)	6,631	5,285	765	6,050
Net income	$16,553	$6,878	$23,431	$19,946	$3,635	$23,581
Earnings per share diluted	$1.10	$0.46	$1.55	$1.31	$0.24	$1.55

(1)	To reflect depreciation expense for the corresponding periods relating to the mark-up in fixed assets from cost to fair value as part of the Enson Assets Limited acquisition.

(2)
To reflect $0.7 million of amortization expense for each of the three months ended December 31, 2012 and 2011 relating to intangible assets acquired as part of acquisitions. For the quarter ending December 31, 2011, there was an additional $0.1 million incurred relating to other employee restructuring costs, primarily severance.

(3)
To reflect $3.0 million of amortization expense for the twelve months ended December 31, 2012 and 2011, relating to intangible assets acquired as part of acquisitions. For the twelve months ended 2012, there were approximately $0.8 million of other employee restructuring costs incurred, primarily severance, as well as $0.5 million incurred relating to moving our corporate headquarters from Cypress, CA to Santa Ana, CA. For the twelve months ended December 31, 2011, there were approximately $0.3 million of other employee restructuring costs incurred, primarily severance.

(4)
To reflect $2.8 million of tax expense for the three and twelve months ended December 31, 2012 relating to a valuation allowance applied to the California R&D credit (deferred tax asset) which resulted in a $2.2 million tax expense, net of federal benefit, as well as a $0.6 million write-off of a deferred tax asset in China which was acquired as part of the November 4, 2010 acquisition of Enson Assets Limited. Both of the aforementioned items resulted from tax law changes.

To reflect a tax refund of approximately $0.3 million, recorded on the books of Enson Assets Limited, for the three and twelve months ended December 31, 2012, relating to tax years preceding the acquisition.

To reflect the tax effect of $0.2 million and $1.1 million for the three and twelve months ended December 31, 2012, respectively, relating to the pre-tax income adjustments.

To reflect the tax effect of $0.2 million and $0.8 million for the three and twelve months ended December 31, 2011, respectively, relating to the pre-tax income adjustments.